                         Independent Auditors' Consent

The Board of Directors
Carter Wallace, Inc.:

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                   KPMG LLP

New York, New York



January 14, 2002